UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 10, 2012

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Dorfstrasse 19A Baar, Switzerland		6340
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: 41 (41) 761-65-55

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Suite 3D, Landmark Square 64 Earth Close P.O. Box 31327 Georgetown, Grand Cayman, Cayman Islands, BWI		KY-1 1206
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (345) 938-0293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This combined filing on Form 8-K is separately filed by Noble Corporation, a Swiss corporation (“Noble-Swiss”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-Swiss and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-Swiss (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-Swiss. This report should be read in its entirety as it pertains to each of Noble-Swiss and Noble-Cayman.

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2012, Noble-Cayman, Noble Holding International Limited (the “Issuer”), a wholly-owned indirect subsidiary of Noble-Swiss and Noble-Cayman, and The Bank of New York Mellon Trust Company, N.A., as trustee, entered into the Fourth Supplemental Indenture to the Indenture dated November 21, 2008 (the “Base Indenture” and, as amended and supplemented by the Fourth Supplemental Indenture, the “Indenture”). Also on February 10, 2012, pursuant to the Indenture, the Issuer issued and sold $300 million aggregate principal amount of its 2.50% Senior Notes due 2017 (the “2017 Notes”), $400 million aggregate principal amount of its 3.95% Senior Notes due 2022 (the “2022 Notes”) and $500 million aggregate principal amount of its 5.25% Senior Notes due 2042 (the “2042 Notes” and, collectively with the 2017 Notes and the 2022 Notes, the “Notes”), in an underwritten registered offering under the Securities Act of 1933, as amended.

The Issuer expects to receive net proceeds from the sale of the Notes of approximately $1.187 billion, after deducting underwriting discounts and commissions and estimated offering expenses. The Issuer intends to transfer the net proceeds to Noble-Cayman as advances, distributions, repayment of outstanding intercompany indebtedness or a combination of these. Noble-Cayman intends to use the net proceeds to repay indebtedness outstanding under its revolving credit facilities and for general corporate purposes, including its capital expenditure program.

The Notes were issued under the Indenture, which provides for the full and unconditional guarantee by Noble-Cayman of the punctual payment of the principal of, premium, if any, interest on and all other amounts due under the Notes and the Indenture (the “Guarantee”). Interest on the 2017 Notes, the 2022 Notes and the 2042 Notes will accrue from February 10, 2012 at a rate of 2.50%, 3.95% and 5.25% per annum, respectively. Interest on the Notes will be payable by the Issuer on March 15 and September 15 of each year, beginning on September 15, 2012. The 2017 Notes will mature on March 15, 2017; the 2022 Notes will mature on March 15, 2022; and the 2042 Notes will mature on March 15, 2042.

The Issuer will have the option to redeem the notes of each series, at any time or from time to time, in whole or in part and on any date before maturity, at a price equal to 100% of the principal amount of Notes of the series being redeemed plus (1) accrued interest to the redemption date and (2) a make-whole premium, if any.

The Indenture contains certain covenants and restrictions, including, among others, restrictions on the ability of Noble-Cayman and its subsidiaries to create or incur secured indebtedness, enter into certain sale and leaseback transactions and merge or consolidate with another entity.

The foregoing description is qualified in its entirety by reference to the Base Indenture and the Fourth Supplemental Indenture, including the form of the Notes and the Guarantees attached thereto, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

4.1	—	Indenture, dated November 21, 2008, between Noble Holding International Limited, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.1 to Noble-Cayman’s Current Report on Form 8-K filed on November 21, 2008).

4.2	—	Fourth Supplemental Indenture, dated February 10, 2012, among Noble Holding International Limited, a Cayman Islands company, as Issuer, Noble Corporation, a Cayman Islands company, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation, a Swiss corporation

Date: February 13, 2012	By:	/s/ James A. MacLennan
James A. MacLennan
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company

	By:	/s/ Alan R. Hay
Alan R. Hay
Vice President and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

4.1	—	Indenture, dated November 21, 2008, between Noble Holding International Limited, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.1 to Noble-Cayman’s Current Report on Form 8-K filed on November 21, 2008).

4.2	—	Fourth Supplemental Indenture, dated February 10, 2012, among Noble Holding International Limited, a Cayman Islands company, as Issuer, Noble Corporation, a Cayman Islands company, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

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